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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) July 23, 1997

                         Bristol Retail Solutions, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                      0-21633                  58-2235556
 (State or other jurisdiction         (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)


5000 Birch Street,Suite 205, Newport Beach, California              92660
      (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:             (714) 475-0800


                        Bristol Technology Systems, Inc.
          18201 Von Karman Avenue, Suite 305, Irvine, California 92612
         (Former name or former address, if changed since last report)

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Item 5. Other Events.

        On July 23, 1997, Bristol Retail Solutions, Inc., a Delaware corporation (the "Company"), International Systems & Electronics Corporation, a Delaware corporation ("ISE") and Pedro Penton ("Penton") entered into a Rescission Agreement (the "Rescission Agreement"). Pursuant to the Rescission Agreement, the Agreement and Plan of Merger entered into by and among the Company, International Systems & Electronics Corporation, a Florida corporation (which was merged with and into ISE) and Penton on April 30, 1997 (the "Merger Agreement") and all of the transactions contemplated thereunder were rescinded in their entirety, effective as of April 30, 1997.

        As described on the press release dated July 23, 1997, which is attached as an Exhibit hereto, the Company is expected to incur a charge of less than $100,000 for legal and accounting expenses paid in connection with the rescission.

Item 7. Financials, Pro Forma Financial Statement, and Exhibits.

        Exhibit 99      Press release dated July 23, 1997.

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                               INDEX TO EXHIBITS

Index
Number        Description
------        -----------
 99           Press release dated July 23, 1997
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                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BRISTOL TECHNOLOGY SYSTEMS, INC.

                                        By:  /s/ Richard Walker
                                             -------------------------------
                                             Richard Walker, President and
                                             Chief Executive Officer

July 28, 1997